RULE 14A-101 SCHEDULE 14A.  Information Required in Proxy Statement.

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Longview Fibre Company
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(Name of Registrant as Specified In Its Charter)

                    Longview Fibre Company
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(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[  ]     Check box if any part of the fee is offset as provided by Exchange Act
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                               LONGVIEW FIBRE COMPANY

                                  End of Fibre Way
                                    P. O. Box 639
                             Longview, Washington 98632

                      Notice of Annual Meeting of Shareholders

To The Shareholders of Longview Fibre Company:

Notice is hereby given that the Annual Meeting of Shareholders of Longview Fibre Company (the "Company") will be held at 10:00 o'clock a.m., local time, on Tuesday, January 23, 1996, at the office of the Company, End of Fibre Way, Longview, Washington 98632 for the following purposes:

(1) To elect four Class III directors and one Class I director; and

(2) To transact such other business as may properly come before the meeting.

Only shareholders of record on the books of the Company at the close of business on November 30, 1995, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors


L. J. Holbrook
Senior Vice President-Finance,
Secretary and Treasurer

Longview, Washington
December 14, 1995

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                                 YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying Proxy Statement.
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                                 LONGVIEW FIBRE COMPANY

                                   -----------------
                                    PROXY STATEMENT
                                   -----------------

                             INFORMATION REGARDING PROXIES

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Longview Fibre Company (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, January 23, 1996, at 10:00 o'clock a.m., local time, at the office of the Company, End of Fibre Way, Longview, Washington 98632 and at any adjournments thereof. Only shareholders of record on the books of the Company at the close of business on November 30, 1995, (the "Record Date") will be entitled to notice of and to vote at the meeting.

It is anticipated that these proxy solicitation materials and a copy of the Company's 1995 Annual Report will be sent to shareholders on or about December 14, 1995.

If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted as set forth therein. In the absence of instructions to the contrary, such shares will be voted in favor of the proposals set forth therein. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to L. J. Holbrook, Senior Vice President-Finance, Secretary and Treasurer of the Company, by executing another proxy dated as of a later date or by voting in person at the meeting.

                        VOTING SECURITIES AND PRINCIPAL HOLDERS

The only voting securities of the Company are shares of Common Stock, $1.50 ascribed value (the "Common Stock"), each of which is entitled to one vote.
At the Record Date, there were issued and outstanding 51,749,032 shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and the Company's charter documents, if a quorum is present, the five nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected directors. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of calculating a quorum, but will otherwise have no effect on the election of directors.

Information concerning persons known to the Company to be the beneficial owners of more than 5% of its outstanding shares of Common Stock and directors and executive officers as a group is set forth below. Information concerning the shares of Common Stock beneficially owned by directors, nominees and each executive officer named in the Summary Compensation Table is included in the table under the caption "Election of Directors."

                                            Common Stock        % of Shares
Name                                        Beneficially Owned  Outstanding
------------------------------------------- ------------------  -----------
R. E. Wertheimer - Executive Vice President
and Director (1)
Longview Fibre Company
120 Montgomery Street, Suite 2200
San Francisco, California 94104             3,527,788             6.8%

Directors and executive officers
as a group (13 persons)                     6,707,994            13.0%
(Including R. E. Wertheimer)
------------------------------
(1) R. E. Wertheimer holds sole voting and dispositive power with respect to 2,010,763 shares and shared voting and dispositive power in his capacity as co-trustee with respect to 1,476,475 shares held for the benefit of family members, and disclaims any beneficial interest with respect to 40,550 shares beneficially owned by members of his immediate family.

                            ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of twelve directors divided into three classes: Class I, Class II and Class III. Each class is to be as nearly equal in number as possible. At the 1996 Annual Meeting, four Class III directors will be elected to serve for terms of three years each expiring in 1999 and one Class I director will be elected to serve for a term of one year expiring in 1997. The remaining seven directors are divided into two classes of three Class I directors and four Class II directors whose terms expire in 1997 and 1998, respectively. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Bylaws of the Company.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the five nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information, as of the Record Date, concerning nominees for election at the 1996 Annual Meeting and the other directors of the Company. The names of nominees are listed under the heading "Nominees For Election" and continuing members of the Board of Directors are listed under the heading "Directors Whose Term Continues."

                               NOMINEES FOR ELECTION
                               	Class III Directors
                             (Terms to Expire in 1999)

                                                Served   Common       % of
                      Principal Occupation and  as       Stock        Shares
                      Directorships of Other    Director Beneficially Out-
Nominees         Age  Public Companies          Since    Owned        standing
---------------- ---- ------------------------- -------- ------------ --------
Richard P. Wollenberg
(1)(2)(3)        80   Chairman of the Board,
                      President and Chief
                      Executive Officer            1946   1,090,258     2.1%

Robert B. Arkell 64   Vice President-Industrial
                      Relations and General
                      Counsel                      1986       2,693     *

M. Alexis Dow    46   Elected Auditor, Metro
                      Regional Government, Oregon;
                      formerly Certified Public
                      Accountant, M. Alexis Dow,
                      C.P.A., Portland, Oregon -
                      1986-1995                    1988       2,000     *

Jeanne E. Wertheimer
                 73   Retired Restaurateur         1990   1,421,139     2.7%

                                Class I Director
                            (Term to Expire in 1997)

Richard H. Wollenberg
(1)(4)           42  Senior Vice President-
                     Production, Western Container
                     Division                      1995     325,186     *

                            DIRECTORS WHOSE TERM CONTINUES
                                  Class I Directors
                             (Terms to Expire in 1997)

                                                Served   Common       % of
                      Principal Occupation and  as       Stock        Shares
                      Directorships of Other    Director Beneficially Out-
Names            Age  Public Companies          Since    Owned        standing
---------------- ---- ------------------------- -------- ------------ --------
George E. Schwartz
                 71   Retired Executive
                      Vice President,
                      Longview Fibre Company       1958     9,271       *

David A. Wollenberg
(1)(5)           48   President, The Cortana
                      Corporation
                      (real estate investment),
                      Menlo Park, California       1979    298,480      *

David L. Bowden
                 60   Senior Vice President-Timber 1990     13,175      *

                             Class II Directors
                          (Terms to Expire in 1998)

Robert E. Wertheimer
(6)              67   Executive Vice President     1956  3,527,788      6.8%

Donald C. Stibich
                 64   Senior Vice President-
                      Paper Sales                  1981     14,216      *

C. Harper Monroe
                 75   Senior Partner of Monroe,
                      DeFrancisco & Lampitt, P.S.
                      (Certified Public Accountants),
                      Longview, Washington         1988      3,000      *

Lisa J. Holbrook
                 40   Senior Vice President-Finance,
                      Secretary and Treasurer      1992        593      *
---------------------
* Does not exceed 1%.

(1) D. A. Wollenberg and R. H. Wollenberg are the sons of R. P. Wollenberg.
(2) Director of the following eight mutual funds: The Oregon Municipal Bond Fund, Inc.; The Crabbe Huson Special Fund, Inc.; The Crabbe Huson Asset Allocation Fund, Inc.; The Crabbe Huson Equity Fund, Inc.; The Crabbe Huson Income Fund, Inc.; The Crabbe Huson U. S. Government Income Fund, Inc.; The Crabbe Huson Money Market Fund, Inc.; and The Crabbe Huson Real Estate Investment Fund.
(3) Includes 222,450 shares owned by Leone B. Wollenberg, wife of R. P. Wollenberg, as to which shares Mr. Wollenberg disclaims any beneficial interest. Does not include 2,214,230 shares owned by The Wollenberg Foundation of which Mr. Wollenberg is one of three trustees and shares the power to vote the shares held by the Foundation.
(4) Includes 63,430 shares beneficially owned by members of R. H. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.
(5) Includes 90,520 shares beneficially owned by members of D. A. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.
(6) R. E. Wertheimer holds sole voting and dispositive power with respect to 2,010,763 shares and shared voting and dispositive power in his capacity as co-trustee with respect to 1,476,475 shares held for the benefit of family members, and disclaims any beneficial interest with respect to 40,550 shares beneficially owned by members of his immediate family.

Board of Directors and Committees
---------------------------------
The Board of Directors of the Company held five meetings during the fiscal year ended October 31, 1995. J. E. Wertheimer attended 60% of the meetings of the Board of Directors. All other directors attended at least 75% of all meetings of the Board of Directors and committees to which he or she was assigned that were held during fiscal year 1995.

The Board of Directors has an Executive Committee which, in addition to other duties, performs the functions of Nominating and Compensation Committees. Messrs. R. E. Wertheimer, R. P. Wollenberg and D. L. Bowden served on the Executive Committee the entire year, and D. C. Stibich served as an alternate member. The Committee met twice during the year to consider and recommend nominees for election to the Board of Directors and once during the year to consider and recommend officers' compensation.

The Board of Directors has an Audit Committee which, in addition to other duties, has and may exercise the following powers: to make recommendations to the Board of Directors regarding the selection of the Company's independent accountants; to review the scope, direction, timetable and schedule of audits conducted by the Company's independent accountants; to review the results of such audits; to review the Company's system of internal financial controls; and such additional powers as may be conferred upon the Audit Committee from time to time by the Board of Directors. The Committee currently consists of two outside directors, M. A. Dow and C. H. Monroe. The Committee held four meetings during fiscal year 1995.

Directors who are not officers of the Company receive an annual fee of $6,000, except J. E. Wertheimer who advised the Company that she did not wish to receive compensation as a director. In addition, Audit Committee members receive an annual fee of $1,200. The Company reimburses directors for reasonable out-of-pocket expenses when incurred.


                          EXECUTIVE  OFFICER  COMPENSATION

Compensation Committee Report
-----------------------------
The Executive Committee of the Board of Directors performs the functions of the Nominating and Compensation Committees. The Executive Committee is comprised of R. P. Wollenberg, Chief Executive Officer, President and Chairman of the Board; R. E. Wertheimer, Executive Vice President; and D. L. Bowden, Senior Vice President. The Committee reviews and recommends to the Board compensation levels for all executive officers.

The Company is managed to maximize long-term shareholder return. Due to the cyclicality of the industry, short-term performance is not relevant other than in comparing the Company's relative performance to appropriate competitors. The Company believes its executive officers are compensated based on long-term corporate performance and that its compensation policies, which are explained below, support the Company's philosophy of maximizing long-term shareholder return and are adequate to attract and retain key officers.

The Company believes that bonuses based on annual performance provide incentives to maximize short-term results to the detriment of long-term results. Further, profitlinked bonuses may reward or penalize officers for results affected by externalities beyond the officer's control. Accordingly, the Company does not compensate employees with any form of short-term incentive compensation. Other than certain fringe benefits, officer's compensation consists of base salaries only. Salary ranges for officers are in relation to responsibility, skills required, and overall importance to the Company. The Company does not award stock options as a form of long-term incentive compensation.

Salary increases are provided in three forms. Newly promoted officers tend to start at the low end of the salary range and work up through the appropriate salary range as their individual competence grows. In most cases, the assessment is made by the Chief Executive Officer, who makes a recommendation to the Executive Committee.

All officers usually receive an annual general increase. The Company believes this practice is appropriate due to the cyclicality of the industry and the need for sustained competent and creative performance of its officers throughout the business cycle. The Committee intends the amount of the general increases to approximate increases in the cost of living over time.

Finally, general increases are supplemented by merit increases for sustained superior performance, when appropriate. The Committee makes its decision on a case-by-case basis, and it is unusual for an officer to receive a merit increase each year. The key factors considered by the Committee when making decisions on merit increases are the Committee's subjective evaluation of the officer's contributions, including corporate operating results, segment operating results, productivity improvements, quality improvements, and product and market niche development.

The Chief Executive Officer's salary is determined in the same manner as all other officers. Due to present economic conditions and corporate results, the Committee recommended a general increase of 3% for R. P. Wollenberg for 1995.

Under the Omnibus Budget Reconciliation Act of 1993, the available federal income tax deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes that no compensation paid by the Company during 1995 exceeded the $1 million limitation.

                                                         R. P. Wollenberg
                                                         R. E. Wertheimer
                                                         D. L. Bowden
Summary Compensation Table
--------------------------
                                                  Annual
                                               Compensation
                                               ------------
                                                               All Other
Name and Principal Position           Year       Salary(1)     Compensation(2)
---------------------------------     ----      -------        ------------
R. P. Wollenberg                      1995      $430,000       $ 24,925
Chairman of the Board, President      1994      $418,000       $ 16,196
and Chief Executive Officer           1993      $406,000       $ 20,897

R. E. Wertheimer                      1995      $230,318       $ 22,590
Executive Vice President              1994      $223,913       $ 16,659
                                      1993      $200,413       $ 19,755

D. C. Stibich                         1995      $155,318       $ 11,563
Senior Vice President-                1994      $149,413       $  9,535
Paper Sales                           1993      $143,613       $  9,631

D. L. Bowden                          1995      $156,000       $  7,609
Senior Vice President-Timber          1994      $142,000       $  6,176
                                      1993      $129,000       $  6,148

R. B. Arkell                          1995      $151,000       $ 12,519
Vice President-Industrial Relations   1994     	$143,000       $  9,714
and General Counsel                   1993      $137,200       $  9,947
----------------------
(1) Includes salary deferred under the Longview Fibre Company Salaried Savings Plan and Trust With 401(k) Provisions; excludes retirement benefits paid pursuant to the Company's Pension Plan.

(2) Includes (a) Company contribution to savings plans in the following amounts for 1995, (R. P. Wollenberg, $4,500; R. E. Wertheimer, $4,500;
    D. C. Stibich, $4,500; D. L. Bowden, $4,470; and R. B. Arkell, $4,470),
    and (b) dollar value of the benefit of premiums paid for split-dollar life insurance policies for 1995 (unrelated to term life insurance coverage) projected on an actuarial basis (R. P. Wollenberg, $20,425;
    R. E. Wertheimer, $18,090; D. C. Stibich, $7,063; D. L. Bowden, $3,139;
    and R. B. Arkell, $8,049).

Pension Plan
------------
The Company has a Pension Plan for its salaried and nonunion employees, including officers, which provides fixed benefits, computed on an actuarial basis, at retirement using a formula based on salary (cash remuneration), years of service and attained age at retirement. The Company anticipates that it will make no contribution for the Plan year ending December 31, 1995.

The following table sets forth estimated annual benefits payable under the Pension Plan upon normal retirement at age 65 to persons in specified remuneration (ending compensation) and years-of-service classifications indicated.

                                       Years of Service
          --------------------------------------------------------------------
Remuneration  15        20        25        30        35        40        45
          --------  --------  --------  --------  --------  --------  --------
$125,000  $ 28,058  $ 37,410  $ 46,763  $ 56,115  $ 65,468  $ 74,820  $ 84,173
 150,000    34,058    45,410    56,763    68,115    79,468    90,820   102,173
 175,000    40,058    53,410    66,763    80,115    93,468   106,820   120,000
 200,000    46,058    61,410    76,763    92,115   107,468   120,000   120,000
 225,000    52,058    69,410    86,763   104,115   120,000   120,000   120,000
 250,000    58,058    77,410    96,763   116,115   120,000   120,000   120,000
 300,000    70,058    93,410   116,763   120,000   120,000   120,000   120,000
 400,000    94,058   120,000   120,000   120,000   120,000   120,000   120,000
 450,000   106,058   120,000   120,000   120,000   120,000   120,000   120,000
 500,000   118,058   120,000   120,000   120,000   120,000   120,000   120,000

The participants' remuneration (ending compensation) covered by the Plan is one-fifth of the sum of the highest five calendar years of compensation out of the last ten years of service preceding retirement. The data in the table above was computed using 1.1% ending compensation times years of service, plus 1/2% ending compensation in excess of covered compensation, times the years of service (the covered compensation figure for 1995 is $25,900). However, retiring employees may receive, if greater than the above computation, annual benefits based on 1.1% of their ending compensation multiplied by the number of years of service. The annual benefits shown above reflect the benefit limit established by Internal Revenue Code Section 415. The annual benefit limit for 1995 is $120,000. The benefits payable are "single-life annuity" amounts and are not subject to offset for Social Security.

Compensation used in determining a participant's ending compensation consists of the employee's regular salary including any amounts deferred at the election of the employee and contributed to the Salaried Savings Plan and Trust With 401(k) Provisions and elective contributions made on behalf of an employee that are not included in gross income under Section 125. However, such compensation is limited by Internal Revenue Code Section 401(a)(17). The annual compensation limit for 1995 is $150,000. The compensation used for determining benefits of the named individuals in the Summary Compensation Table is as follows: R. P. Wollenberg - $150,000; R. E. Wertheimer - $150,000;
D. C. Stibich - $150,000; D. L. Bowden - $150,000; R. B. Arkell - $150,000.

The credited years of service for each of the individuals named in the Summary Compensation Table above are as follows: R. P. Wollenberg - 56.7 years; R. E. Wertheimer - 43.3 years; D. C. Stibich - 37.6 years; D. L. Bowden - 35.9 years; R. B. Arkell - 25.0 years.

Upon reaching age 70, R. P. Wollenberg was required to start receiving retirement benefits. His retirement benefit is $125,177 per year. R. E. Wertheimer began receiving retirement benefits in May 1993. His retirement benefit is $97,404 per year.

Executive Employment Contracts
------------------------------
Since January 1, 1989, the Company has entered into termination protection agreements (the "Contracts") with certain executive officers and other employees of the Company (the "Employee" or "Employees") whose yearly compensation exceeded $75,000 (presently a total of 18); additional contracts may be entered into with employees whose yearly compensation exceeds $100,000. The Contracts are designed to induce the Employees to remain in the employ of the Company and any successor by assuring benefits for three years following certain changes in control of the Company, if an Employee is terminated Without Cause or resigns for Good Reason. (As defined in the Contracts, "Cause" refers to an Employee's failure to perform duties after notice or willful misconduct; "Good Reason" relates to certain changes in an Employee's responsibilities, salary or job location; and "Without Cause" means termination of employment that is not for Cause or for disability.)

If an Employee is terminated by the Company Without Cause or if the Employee terminates employment for Good Reason and gives written notice to the Company, the Employee shall be entitled to the following benefits: (i) the lesser of the compensation which would have been payable had the Employee continued his or her employment throughout the three-year period of the Contract or three times the Employee's average annual income for services rendered to the Company for the five calendar years preceding the commencement of the Contract; (ii) all legal fees and expenses incurred by the Employee as a result of such termination of employment; (iii) all life insurance, medical, health, dental, accident and disability plans in which the Employee was entitled to participate immediately prior to the termination date shall be maintained in full force and effect until the earlier of the end of the three-year contract period or the Employee's commencement of full-time employment with a new employer; and (iv) a portion of the benefits the Employee would have been entitled to receive under the Employee's pension plan of the Company, determined as though he or she were vested and on the assumption that he or she remained an Employee of the Company until the earlier of the end of the Contract period or his or her death. The Contracts specify that the foregoing benefits shall be reduced to the extent of any compensation that the Employee receives from another source for services rendered during the remainder of the contract period.

The named executive officers with whom the Company has entered into Contracts are R. B. Arkell, D. L. Bowden and D. C. Stibich. Messrs. R. P. Wollenberg and R. E. Wertheimer advised the Company that they did not wish to enter into such Contracts.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------
R. P. Wollenberg, Chief Executive Officer; R. E. Wertheimer, Executive Vice President; and D. L. Bowden, Senior Vice President, served as members of the Executive Committee which performs the functions of the Compensation Committee. D. C. Stibich, Senior Vice President, served as alternate member.

Performance Graph
-----------------
The performance graph shown in the proxy statement compares the annual percentage change in the cumulative total shareholder return on the Common Stock with cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Paper & Forest Products Index, in each case assuming investment of $100 and reinvestment of dividends. The performance graph data is shown in tabular form below.

                         TOTAL SHAREHOLDER RETURN

                          Dividends Reinvested

                       Oct.    Oct.    Oct.    Oct.    Oct.    Oct.
Company/Index Name     1990    1991    1992    1993    1994    1995
-------------------    ----    ----    ----    ----    ----    ----
Longview Fibre         $100    $143    $186    $197    $191    $172

S&P Paper & Forest      100     151     165     171     198     228

S&P 500 Index           100     134     147     169     175     221


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, all such Forms were filed on a timely basis except for an inadvertent late filing by George E. Schwartz of a Form 4 relating to his purchase of 2,000 shares of Common Stock.

                       SELECTION OF INDEPENDENT AUDITORS

The Board of Directors selected Price Waterhouse LLP in 1961 as the auditors of the Company for that year and they have been the Company's auditors for all succeeding fiscal years. As recommended by the Audit Committee, the Board of Directors approved Price Waterhouse LLP to continue as auditor for fiscal year 1996. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

                              OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. Management has not received any advance notice of business to be brought before the Annual Meeting by any shareholder as is required by the Company's Bylaws. The Bylaws of the Company require that advance notice of proposed business at an annual meeting must be submitted in writing and received by the Secretary of the Company not later than 90 days in advance of such meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                       SHAREHOLDER PROPOSALS FOR THE
                    1997 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at the 1997 annual meeting of shareholders must be received at the Company's executive offices by August 16, 1996, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. The Bylaws of the Company provide that advance notice of nominations for the election of directors or the proposal of business at an annual meeting must be submitted in writing and received by the Secretary not later than 90 days in advance of such meeting.

                           SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by directors, officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

By Order of The Board of Directors


L. J. Holbrook
Senior Vice President-Finance,
Secretary and Treasurer

Longview, Washington
December 14, 1995


                            LONGVIEW FIBRE COMPANY	                  PROXY
             Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard P. Wollenberg, Robert E. Wertheimer and David L. Bowden, and each of them, as attorneys and proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Longview Fibre Company which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 23, 1996, or any adjournments thereof. The undersigned directs that the proxy be voted as follows:

1.  ELECTION OF DIRECTORS:

____ FOR all nominees named                          ____ WITHHOLD AUTHORITY
     (except as indicated to                              to vote for all
     the contrary below).                                 nominees named.

Class III Directors: Richard P. Wollenberg, Robert B. Arkell, M. Alexis Dow, Jeanne E. Wertheimer

Class I Director:  Richard H. Wollenberg

INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:

______________________________________________________________________________
2. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED ABOVE UNLESS OTHERWISE DIRECTED.

Date and sign on reverse side

(Continued from other side)

The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.

Dated...............

SIGNING INSTRUCTIONS (IMPORTANT)
Please sign EXACTLY as name appears on this proxy. Persons signing in a representative capacity should give full title. If shares are registered in more than one name, ALL registered owners should sign.

SHARES

 .....................

 .....................
Signature of Shareholder(s)

PLEASE DATE, SIGN AND RETURN PROMPTLY